Exhibit 99.1

Luna Innovations Reports Strong First-Quarter 2019 Results

Highlights

•	Total revenues of $14.8 million for the three months ended March 31, 2019, up 69% compared to the three months ended March 31, 2018

•	Products and licensing revenues of $8.2 million for the three months ended March 31, 2019, up 98% compared to the three months ended March 31, 2018

•
Net income was $1.1 million, or $0.03 per fully diluted share, for the three months ended March 31, 2019, compared to $0.1 million, or $0.00 per fully diluted share, for the three months ended March 31, 2018

•	Adjusted EBITDA improved to $1.0 million for the three months ended March 31, 2019, compared to a loss of $(0.1) million for the three months ended March 31, 2018

•	Reaffirms 2019 outlook

(ROANOKE, VA, May 8, 2019) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three months ended March 31, 2019.

“I continue to be proud of the Luna team and how we’ve driven performance and delivered such a strong first quarter,” said Scott Graeff, President and Chief Executive Officer of Luna. “We continue to build on the momentum we gained in 2018. The Luna team, through all levels of this organization, demonstrated leadership and delivered outstanding customer service, all while closing sales and filling the pipeline. Integration of the Micron Optics and General Photonics acquisitions is going smoothly. It is clear that we acquired excellent talent, strong capabilities and assets that are both strategic and synergistic. In addition, performance in Adjusted EBITDA is a good demonstration of the accretion delivered by our recent acquisitions. Overall, this is a great start to our fiscal 2019.”

First-quarter Fiscal 2019 Financial Summary
Financial results for the three months ended March 31, 2019 reflect strong momentum entering the fiscal year. These results include a full quarter of the business of Micron Optics, Inc. ("MOI"), acquired in October 2018, and one month of the operations of General Photonics ("GP"), acquired on March 1, 2019. Revenue and expenses related to the Company's optoelectronics business, which was divested in July 2018, are classified as discontinued operations in the Company's results of operations for the three months ended March 31, 2018:

	Three Months Ended March 31,
	2019	2018	Change
Revenues:
Technology development	$6,640,743	$4,636,776	43.2%
Products and licensing	$8,192,375	$4,131,754	98.3%
Total revenues	$14,833,118	$8,768,530	69.2%

Gross profit	$6,767,634	$3,839,626	76.3%
Gross margin	45.6%	43.8%	180 bps

Operating expense	$7,665,211	$4,213,082	81.9%
Operating loss	$(897,577)	$(373,456)	140.3%

Net income	$1,125,879	$148,676	$1.0M

Adjusted EBITDA	$958,810	$(52,339)	$1.0M

A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release.

Products and licensing revenue for the three months ended March 31, 2019, increased compared to the prior year period due partially to the inclusion of incremental revenues from the acquisitions of both MOI in October 2018 and GP at the beginning of March 2019. In addition, products and licensing revenue benefited from continued growth in sales of Luna's fiber optic-based sensing products, including its ODiSI products. Technology development revenues increased for the three months ended March 31, 2019, compared to the prior-year period due to growth in various government research programs surrounding applications of optical sensing and advanced materials and Luna's success in winning related research contracts.

The increase in operating expenses was due primarily to $0.9 million in transaction-related costs associated with the acquisition of GP and $1.8 million of expenses associated with the operations of MOI and GP. Neither of these acquisitions were present in the first quarter of 2018.

Pre-tax loss from continuing operations increased to $(0.7) million for the three months ended March 31, 2019, compared to $(0.3) million for the prior year fiscal quarter due primarily to transaction-related expenses associated with the acquisition of GP.

Income tax benefit for the three months ended March 31, 2019, was due to a one-time non-cash benefit resulting from a reduction in the valuation allowance associated with the company's net deferred tax asset following the acquisition of GP.

Net income attributable to common stockholders for the three months ended March 31, 2019, was $1.0 million, or $0.03 per fully diluted share, compared to net income attributable to common stockholders of $0.1 million, or $0.00 per fully diluted share, for the three months ended March 31, 2018. The increase in net income attributable to common stockholders was driven by improved overall performance and included the $1.9 million income tax benefit from the release of valuation allowance, partially offset by $0.9 million of transaction-related costs associated with the acquisition of GP. Net income attributable to common stockholders for the three months ended March 31, 2019, also included $0.5 million of non-cash expenses for share-based compensation and amortization of intangible assets associated with the acquisitions of MOI and GP.

Adjusted EBITDA was $1.0 million for the three months ended March 31, 2019, compared to $(0.1) million for the three months ended March 31, 2018.

2019 Full-year Outlook:
Luna reaffirms:

•	Total revenues in the range of $60 million to $65 million for full fiscal 2019; and

•	Adjusted EBITDA in the range of $6.0 million to $6.5 million for full fiscal 2019.

Luna is not providing an outlook for net income, which is the most directly comparable generally accepted accounting principles ("GAAP") measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, amortization of acquired intangible assets, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by GAAP. Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three months ended March 31, 2019. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 5299635. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding the integration of its recent acquisitions of MOI and GP, its projected 2019 financial results, and its business focus. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s Form 10-K for the year ended December 31, 2018, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley

Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Revenues:
Technology development	$6,640,743	$4,636,776
Products and licensing	8,192,375	4,131,754
Total revenues	14,833,118	8,768,530
Cost of revenues:
Technology development	4,816,146	3,353,501
Products and licensing	3,249,338	1,575,403
Total cost of revenues	8,065,484	4,928,904
Gross profit	6,767,634	3,839,626
Operating expense:
Selling, general and administrative	6,207,318	3,333,490
Research, development and engineering	1,457,893	879,592
Total operating expense	7,665,211	4,213,082
Operating loss	(897,577)	(373,456)
Other income/(expense):
Investment income	171,225	75,912
Other expense	(1,729)	(10,854)
Interest expense	(11,187)	(40,647)
Total other income	158,309	24,411
Loss from continuing operations before income taxes	(739,268)	(349,045)
Income tax benefit	(1,865,147)	(76,967)
Net income/(loss) from continuing operations	1,125,879	(272,078)
Income from discontinued operations, net of income tax of $0 and $78,363	—	420,754
Net income from discontinued operations	—	420,754
Net income	1,125,879	148,676
Preferred stock dividend	83,058	64,425
Net income attributable to common stockholders	$1,042,821	$84,251
Net income/(loss) per share from continuing operations:
Basic	$0.04	$(0.01)
Diluted	$0.03	$(0.01)
Net income per share from discontinued operations:
Basic	$—	$0.02
Diluted	$—	$0.02
Net income per share attributable to common stockholders:
Basic	$0.04	$—
Diluted	$0.03	$—
Weighted average common shares and common equivalent shares outstanding:
Basic	28,039,080	27,204,989
Diluted	33,479,935	27,204,989

Luna Innovations Incorporated
Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,580,006	$42,460,267
Accounts receivable, net	13,505,444	13,037,068
Receivable from sale of HSOR business	2,500,375	2,500,000
Contract assets	2,829,186	2,422,495
Inventory	9,996,054	6,873,742
Prepaid expenses and other current assets	1,087,416	935,185
Total current assets	54,498,481	68,228,757
Long-term contract assets	359,166	336,820
Property and equipment, net	3,845,748	3,627,886
Intangible assets, net	11,309,181	3,302,270
Goodwill	10,345,249	101,008
Other assets	3,205,983	1,995
Total assets	$83,563,808	$75,598,736
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$247,726	$619,315
Current portion of capital lease obligations	—	40,586
Accounts payable	4,945,927	2,395,984
Accrued liabilities	8,599,225	6,597,458
Contract liabilities	2,792,119	2,486,111
Total current liabilities	16,584,997	12,139,454
Long-term deferred rent	—	1,035,974
Other long-term liabilities	2,970,879	—
Long-term capital lease obligations	—	68,978
Total liabilities	19,555,876	13,244,406
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at March 31, 2019 and December 31, 2018	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 29,398,818 and 29,209,506 shares issued, 28,145,713 and 27,956,401 shares outstanding at March 31, 2019 and December 31, 2018, respectively	30,329	30,120
Treasury stock at cost, 1,253,105 shares at March 31, 2019 and December 31, 2018	(2,116,640)	(2,116,640)
Additional paid-in capital	86,355,322	85,744,750
Accumulated deficit	(20,262,401)	(21,305,222)
Total stockholders’ equity	64,007,932	62,354,330
Total liabilities and stockholders’ equity	$83,563,808	$75,598,736

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Cash flows provided by/(used in) operating activities
Net income	$1,125,879	$148,676
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	617,309	307,852
Share-based compensation	342,765	94,606
Deferred taxes	(1,889,266)	—
Change in assets and liabilities
Accounts receivable	1,052,571	(229,535)
Contract assets	(429,037)	221,386
Inventory	(527,849)	(110,095)
Other current assets	(41,549)	133,293
Accounts payable and accrued expenses	1,196,425	(1,456,154)
Contract liabilities	149,435	(1,650,363)
Net cash provided by/(used in) operating activities	1,596,683	(2,540,334)
Cash flows used in investing activities
Acquisition of property and equipment	(215,251)	(129,720)
Intangible property costs	(60,639)	(113,108)
Acquisition of General Photonics Corporation	(19,004,250)	—
Net cash used in investing activities	(19,280,140)	(242,828)
Cash flows used in financing activities
Payments on finance lease obligations	(6,763)	(13,611)
Payments of debt obligations	(375,000)	(458,333)
Repurchase of common stock	—	(306,041)
Proceeds from the exercise of options and warrants	184,959	22,288
Net cash used in financing activities	(196,804)	(755,697)
Net decrease in cash and cash equivalents	(17,880,261)	(3,538,859)
Cash and cash equivalents-beginning of period	42,460,267	36,981,533
Cash and cash equivalents-end of period	$24,580,006	$33,442,674

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2019	2018
	(unaudited)
Net income	$1,125,879	$148,676
Less income from discontinued operations, net of income tax	—	420,754
Net income/(loss) from continuing operations	1,125,879	(272,078)
Interest expense	11,187	40,647
Investment income	(171,225)	(75,912)
Tax benefit	(1,865,147)	(76,967)
Depreciation and amortization	617,309	237,365
EBITDA	(281,997)	(146,945)
Share-based compensation	342,765	94,606
Non-recurring charges (1)	898,042	—
Adjusted EBITDA	$958,810	$(52,339)

(1) Non-recurring charges consist of transaction-related expenses incurred during the quarter ended March 31, 2019, related to the acquisition of General Photonics.
###